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                                                               EXHIBIT NO. 9(b)
                               AMENDED AND RESTATED
                          ADMINISTRATIVE SERVICES PLAN

         ADMINISTRATIVE SERVICES PLAN, dated as of September 13, 1989, and amended and restated as of September 1, 1993, of Cash Reserves Portfolio, a New York trust (the "Portfolio").

         WITNESSETH:

         WHEREAS, the Portfolio is engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act"); and

         WHEREAS, the Portfolio desires to adopt this Amended and Restated Administrative Services Plan (the "Plan") in order to provide for certain administrative services to the Portfolio and holders of its Beneficial Interests (the "Interests"); and

         WHEREAS, the Portfolio desires to enter into a transfer agency agreement (in such form as may from time to time be approved by the Board of Trustees of the Portfolio (the "Transfer Agency Agreement")) with a financial institution, as transfer agent for the Portfolio (the "Transfer Agent"), whereby the Transfer Agent will provide transfer agency services to the Portfolio; and

         WHEREAS, the Portfolio desires to enter into a custodian agreement (in such form as may from time to time be approved by the Board of Trustees of the Portfolio (the "Custodian Agreement")) with a financial institution, as custodian for the Portfolio (the "Custodian"), whereby the Custodian will provide custodial services to the Portfolio; and

         WHEREAS, the Portfolio desires to enter into an administrative services agreement (in such form as may from time to time be approved by the Board of Trustees of the Portfolio (the "Administrative Services Agreement")) with Signature Financial Group (Cayman), Ltd., a Cayman Islands company, as administrator of the Portfolio (the "Administrator"), whereby the Administrator will provide certain administrative and management services to the Portfolio; and

         WHEREAS, the Board of Trustees of the Portfolio, in considering whether the Portfolio should adopt and implement this Plan, has evaluated such information as it deemed necessary to an informed determination as to whether this Plan should be adopted and implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Portfolio for such purposes, and has determined that there is a reasonable likelihood that the adoption and implementation of this Plan will benefit the Portfolio and the holders of its Interests.

         NOW, THEREFORE, the Board of Trustees of the Portfolio hereby adopts this Plan for the Portfolio, on the following terms and conditions:

              1. As specified in the Transfer Agency Agreement, the Transfer Agent shall act as dividend disbursing agent for the Portfolio and perform other transfer agency functions for the Portfolio. The Portfolio shall pay to the Transfer Agent such compensation as may from time to time be agreed to by the Portfolio and the Transfer Agent.

              2. As specified in the Custodian Agreement, the Custodian shall safeguard and control the Portfolio's cash and securities, handle receipt and delivery of securities for the Portfolio, determine income and collect interest on the Portfolio's investments, maintain books of original entry for Portfolio accounting and other required books and accounts, calculate the daily net asset value of, and net income on, the Interests and, in general, act as the custodian of the Portfolio's assets, but the Custodian shall have no power to determine the investment policies of the Portfolio or to determine which securities the Portfolio will buy or sell. The Portfolio shall pay to the Custodian such compensation as may from time to time be agreed to by the Portfolio and the Custodian.

              3. As specified in the Administrative Services Agreement, the Administrator shall perform certain administrative and management services on behalf of the Portfolio, including, but not necessarily limited to: providing office space, equipment and clerical personnel necessary for maintaining the organization of the Portfolio and for providing the administrative and management services to be performed by the Administrator; arranging, if desired by the Portfolio, for Directors, officers and employees of the Administrator to serve as Trustees, officers or agents of the Portfolio if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law; supervising the overall administration of the Portfolio, including negotiation of contracts and fees with and the monitoring of performance and billings of the Portfolio's Transfer Agent, Custodian and other independent contractors or agents; preparing and, if applicable, filing all documents required for compliance by the Portfolio with applicable laws and regulations, including registration statements, semi-annual and annual reports to the Portfolio's investors, proxy statements and tax returns; preparation of agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and the Portfolio's investors; arranging for computation of performance statistics with respect to the Portfolio and arranging for maintenance of books and records of the Portfolio. The Administrator shall perform such specified activities and shall conduct all of its activities as administrator of the Portfolio, including any activities described above or in the Administrative Services Agreement, as set forth in the Operating Policies and Procedures (the "Operating Procedures") of the Portfolio (in such form as may be approved from time to time by the Portfolio's Board of Trustees). To the extent that any provision of the Administrative Services Agreement shall conflict with any provision of the Operating Procedures, the applicable provision of the Operating Procedures shall be deemed to govern. As consideration for services performed under the Administrative Services Agreement, the Portfolio shall periodically pay to the Administrator a fee at an annual rate of 0.05% of the Portfolio's average daily net assets for its then-current fiscal year.

              4. Nothing herein contained shall be deemed to require the Portfolio to take any action contrary to its Declaration of Trust or By-Laws or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Portfolio of the responsibility for and control of the conduct of the affairs of the Portfolio.

              5. This Plan shall become effective upon (a) approval by a vote of at least a "majority of the outstanding voting securities" of the Portfolio, and (b) approval by a vote of the Board of Trustees of the Portfolio and vote of a majority of the Trustees who are not "interested persons" of the Portfolio and who have no direct or indirect financial interest in the operation of the Plan or in any of the agreements related to the Plan (the "Qualified Trustees"), such votes to be cast in person at a meeting called for the purpose of voting on this Plan.

              6. This Plan shall continue in effect indefinitely, provided that such continuance is subject to annual approval by a vote of the Board of Trustees of the Portfolio and a majority of the Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on continuance of this Plan. If such annual approval is not obtained, this Plan shall expire on the date which is 15 months after the date of the last approval.

              7. This Plan may be amended at any time by the Board of Trustees of the Portfolio, provided that (a) any amendment to increase materially the amount to be spent for the services described herein shall be effective only upon approval by a vote of a "majority of the outstanding voting securities" of the Portfolio, and (b) any material amendment of this Plan shall be effective only upon approval by a vote of the Board of Trustees of the Portfolio and a majority of the Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on such amendment. This Plan may be terminated at any time by vote of a majority of the Qualified Trustees or by a vote of a "majority of the outstanding voting securities" of the Portfolio.

              8. The Treasurer of the Portfolio shall provide the Board of Trustees of the Portfolio, and the Board of Trustees of the Portfolio shall review, at least quarterly, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

              9. While this Plan is in effect, the selection and nomination of Qualified Trustees shall be committed to the discretion of the Trustees who are not "interested persons" of the Portfolio.

              10. For the purposes of this Plan, the terms "interested person" and "majority of the outstanding voting securities" are used as defined in the 1940 Act. In addition, for purposes of determining the fees payable to the Administrator, the value of a Portfolio's net assets shall be computed in the manner specified in the Portfolio's then-current Registration Statement under the 1940 Act.

              11. The Portfolio shall preserve copies of this Plan, and each agreement related hereto and each report referred to in paragraph 8 hereof (collectively the "Records"), for a period of six years from the end of the fiscal year in which such Record was made and each such Record shall be kept in an easily accessible place for the first two years of said record-keeping.

              12. This Plan shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act.

              13. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.